EXHIBIT 99.1

NEWS RELEASE

Contact:	Deric Eubanks	Elise Chittick	Scott Eckstein
	Chief Financial Officer	Investor Relations	Financial Relations Board
	(972) 490-9600	(972) 778-9487	(212) 827-3766

ASHFORD TRUST COMPLETES SPIN-OFF OF ASHFORD INC.

Spin-off from Ashford Trust Creates Publicly Traded Asset Management Company
DALLAS, November 12, 2014 -- Ashford Hospitality Trust, Inc. (NYSE: AHT) (“Ashford Trust” or the “Company”) announced today it has completed the previously announced spin-off of Ashford Inc. (NYSE MKT: AINC) (“Ashford Inc.”). Starting tomorrow, November 13, 2014, Ashford Inc. will trade on the NYSE MKT under the ticker symbol “AINC” and Ashford Trust’s shares will continue to trade on the NYSE under the ticker symbol “AHT.”
Following the spin-off, Ashford Inc. is now an independent publicly traded asset management company focused on managing real estate, hospitality, and securities platforms both domestically and internationally.
Ashford Trust completed the spin-off by distributing a pro-rata taxable dividend of Ashford Inc. common stock to Ashford Trust common stockholders of record as of the close of business of the NYSE on November 11, 2014 (the “Record Date”). The distribution was based on a distribution ratio of one share of Ashford Inc. common stock for every 87 shares of Ashford Trust common stock held by such stockholder on the Record Date. An information statement concerning the details regarding the distribution of Ashford Inc. common stock and its business following the spin-off was mailed to Ashford Trust stockholders on the distribution date.

Following the distribution by Ashford Trust and the completion of the exchange offer conducted by Ashford Inc., approximately 70% of the outstanding common stock of Ashford Inc. will be publicly held (including shares held by officers and directors of Ashford Trust and Ashford Inc.). The remaining approximate 30% of the outstanding common stock of Ashford Inc. will be held by Ashford Trust. Following the spin-off, there are approximately 2.0 million shares of Ashford Inc. common stock outstanding. Ashford Trust stockholders should consult their tax advisors with respect to U.S. federal, state, local and foreign tax consequences of the Ashford Inc. spin-off.
Prior to the spin-off, Ashford Trust and Ashford Inc. entered into a separation agreement and various other agreements related to the spin-off, as described in the information statement. Please visit the Company’s website at www.ashfordinc.com under the Investors section for additional information regarding the spin-off, including links to filings with the U.S. Securities and Exchange Commission.
Ashford Hospitality Trust is a real estate investment trust (REIT) focused on investing opportunistically in the hospitality industry across all segments and at all levels of the capital structure primarily within the United States.
Ashford Inc. is a global asset management company focused on managing real estate, hospitality, and securities platforms.
Follow Chairman and CEO Monty Bennett on Twitter at www.twitter.com/MBennettAshford or @MBennettAshford.
Ashford has created an Ashford App for the hospitality REIT investor community. The Ashford App is available for free download at Apple’s App Store and the Google Play Store by searching “Ashford.”

Certain statements and assumptions in this press release contain or are based upon "forward-looking" information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties. When we use the words "will likely result," "may," "anticipate," "estimate," "should," "expect," "believe," "intend," or similar expressions, we intend to identify forward-looking statements. Such statements are subject to numerous assumptions and uncertainties, many of which are outside Ashford Trust’s control.

These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: general volatility of the capital markets and the market price of our common stock; changes in our business or investment strategy; availability, terms and deployment of capital; availability of qualified personnel; changes in our industry and the market in which we operate, interest rates or the general economy; and the degree and nature of our competition. These and other risk factors are more fully discussed in Ashford Trust’s filings with the Securities and Exchange Commission.

The forward-looking statements included in this press release are only made as of the date of this press release. Investors should not place undue reliance on these forward-looking statements. We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations or otherwise.

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